SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

    [X]  Preliminary Information Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    [ ]  Definitive Information Statement


                                    NUTRACEA
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

    [X]  None Required.
    [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount previously paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:

                                    NUTRACEA
                            1261 HAWKS' FLIGHT COURT
                            EL DORADO HILLS, CA 95762

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

       THE DATE ON WHICH THIS INFORMATION STATEMENT WAS FIRST SENT TO THE
                        SHAREHOLDERS IS OCTOBER 10, 2003

                                SUMMARY OF TERMS

         NutraCea (formerly known as NutraStar Incorporated and referred to herein as the "Company") intends to amend its Restated Articles of Incorporation to declare a 10:1 reverse stock split and authorize 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. See the Section "Amendment of Restated Articles of Incorporation."

         Adoption of the Amendment to the Company's Restated Articles of Incorporation requires approval by a majority of the Company's outstanding shares of voting common stock voting as a class and a majority of the outstanding shares of voting common stock and Series A Preferred Stock voting together as a class. Shareholders owning a majority of the shares eligible to vote, who will not receive any additional benefit from this change, believe that this action is in the best interests of the Company and its shareholders, and they have consented in writing to the Amendment to the Company's Restated Articles of Incorporation. This action by these shareholders is sufficient to satisfy the shareholder vote necessary to approve the Amendment to the Restated Articles of Incorporation without the approval of any other shareholder. THEREFORE, YOU ARE NOT REQUIRED TO VOTE AND YOUR VOTE IS NOT BEING SOUGHT.

                                     GENERAL

         This Information Statement is being furnished to the shareholders of NutraCea, a California corporation (the "Company"), in connection with the approval by the Company's shareholders of the adoption of an amendment to the Company's Restated Articles of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's Common Stock (the "Common Stock") voting as a class, and by a majority in interest of the Common Stock and the equivalent number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible as of the Record Data defined below (the "Voting Interests") voting together as a class. The purpose of this Amendment is to declare a 10:1 reverse stock split of the Common Stock and authorize the Company to issue up to 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock (the "Recapitalization").

         The Company's Board of Directors recommended and shareholders owning a majority of the Common Stock and a majority of the Voting Interests on September 22, 2003 approved the Amendment to the Restated Articles of Incorporation to effectuate the Recapitalization. The Amendment will become effective 20 days after the mailing of this Information Statement and upon the filing of the Amendment with the Secretary of State of California. The Company anticipates that the filing of the Amendment will occur on or about October 30, 2003 (the "Amendment Effective Date"). If the Recapitalization were not adopted by written consent, it would have been required to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the Recapitalization.

         The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized in Section 603 of the California General Corporation Laws (the "California Law") which provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 903 of the California Law, the affirmative vote of a majority of the outstanding shares of Common Stock and a majority of the outstanding Voting Interests entitled to vote thereon is required in order to amend the Company's Restated Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the Recapitalization as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock and a majority of the outstanding Voting Interests of the Company.

         The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock and outstanding Voting Interests of the Company is September 22, 2003 (the "Record Date"). Patricia McPeak Edward Newton and Ron Willens, who beneficially own in the aggregate 15,528,714 shares of Common Stock of the Company and 300,000 shares of Series A Preferred Stock convertible into 300,000 shares of Common Stock, together representing approximately 52.6% of the outstanding Common Stock and 50.1% of the outstanding Voting Interests of the Company entitled to vote on the Amendment, gave their written consent to the approval of the adoption of the Amendment described in this Information Statement on October 8, 2003.

         Pursuant to Section 603 of the California Law, the Company is required to provide prompt notice of the taking of the corporation action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders by letter filed under a Current Report on Form 8-K of the effective date of the Amendment and the Recapitalization. No additional action will be undertaken pursuant to such written consents.

         PURPOSE OF THIS INFORMATION STATEMENT. The Company is not requesting your vote or proxy since shareholders owning a majority of the Company's outstanding Common Stock and a majority of the outstanding Voting Interests have approved the Amendment to the Restated Articles of Incorporation. The purpose of this Information Statement is to inform the Company's shareholders of the above action and the effects of such action. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company's Common Stock and the beneficial owners of the Company's Series A Preferred Stock held of record by them.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 29,507,888 shares of Common Stock and 2,094,707 shares of Series A Preferred Stock outstanding convertible into 2,094,707 shares of Common Stock outstanding. Consequently, the total number of Voting Interests eligible to vote is 31,602,595. The Common Stock and Series A Preferred Stock constitutes the sole outstanding classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. As of the Record Date, each share of Series A Preferred Stock entitles the holder thereof to one vote on all matters submitted to shareholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of September 22, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 1261 Hawk's Flight Court, El Dorado Hills, CA 95762


                                                              COMMON STOCK                   VOTING INTERESTS
                                                    --------------------------------- -------------------------------

                                                                           PERCENT                         PERCENT
                                                     NUMBER OF SHARES        OF        NUMBER OF SHARES       OF
           NAME                    POSITION         BENEFICIALLY OWNED      CLASS     BENEFICIALLY OWNED    CLASS
---------------------------- ---------------------- -------------------- ------------ ------------------- -----------
Ron Willens                    5% Shareholder           2,576,755            8.7%        2,576,755           8.1%

Patricia McPeak                Chairman and CEO        12,760,344(1)        42.8%       12,760,344(1)       40.4%
                                   Director
John Howell                      President and          500,000(2)           1.7%          500,000(2)        1.6%
                                   Director
Edward Newton                   Vice President,         804,124(3)           2.7%          804,124(3)        2.5%
                                   Secretary
James Kluber                    Chief Financial         500,000(4)           1.7%          500,000(4)        1.6%
                                    Officer

All officers and directors as a group                   14,564,468          46.8%         14,564,468        44.2%


* Less than 1%

----------------

(1)Includes 8,358 shares issuable under stock options exercisable within 60 days of September 22, 2003 and 300,000 shares of Series A Preferred Stock convertible into 300,000 shares of common stock. Dorothy Hanks, Ms. McPeak's mother, owns 122,792 shares of Common Stock, of which Ms. McPeak disclaims any beneficial ownership.

(2)Includes 500,000 shares issuable under stock options exercisable within 60 days of September 22, 2003.

(3)Includes 304,124 shares issuable under stock options exercisable within 60 days of September 22, 2003.

(4)Includes 500,000 shares issuable under stock options excerisable within 60 days of September 22, 2003.

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

         On September 15, 2003, our Board of Directors voted unanimously to authorize and recommend that the Company's shareholders approve a proposal to effect the Recapitalization. The Recapitalization will become effective twenty
(20) days after the  mailing of this  Information  Statement  upon filing of the

Amendment with the California Secretary of State, but the Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

         REASONS FOR THE RECAPITALIZATION. We are presently limited to the issuance of no more than 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of September 22, 2003 there were 29,507,888 shares of Common Stock and 2,094,707 shares of preferred stock outstanding and our Common Stock was trading on the Over-the-Counter Bulletin Board at prices below $1.00 per share. As a result, transactions in our Common Stock are expensive to execute, our Common Stock is subject to manipulation by short selling and we are not able to issue additional shares of Common Stock to raise funds necessary to continue operations or to compensate our officers, directors or consultants for the services they provide. The Recapitalization will make it easier to execute transactions in our Common Stock by providing a higher market price. In addition, the Recapitalization will increase the number of shares of Common Stock available to us to raise funds or compensate providers of goods or services.

                           EFFECT OE RECAPITALIZATION

         On the effective date of the Recapitalization, each share of our Common Stock will be converted into and exchangeable for one tenth (.10) share of Common Stock. Any fractional shares that would result will be rounded up to the nearest whole share. As a result, no shareholder will be eliminated and the total number of shares of Common Stock outstanding immediately following the Recapit will be reduced from 29,507,888 to approximately 2,950,800.

         Each shareholder before the Recapitalization will own approximately the same percentage of the outstanding Common Stock after the Recapitalization as they owned before, subject to rounding differences. Each share of our Series A Preferred Stock is presently convertible into one share of our Common Stock. After the Recapitalization each share of Series A Preferred Stock will be convertible into one tenth (.10) share of our Common Stock. Likewise, options to purchase our Common Stock will be adjusted to reflect that the number of shares of Common Stock that may be purchased is reduced, and the purchase price for each share is increased, by a factor of 10.

         As of the Record Date, we had outstanding convertible debt in the amount of $519,000. The convertible debt may be converted into 2,595,000 shares of Common Stock and 2,595,000 warrants to purchase Common Stock for $.20 per share. Neither the conversion ratio nor the number or exercise price of the warrants will be adjusted as a result of the Recapitalization. If the convertible debt is exchanged for shares of our Common Stock, the holders will be entitled to receive approximately 45% of the outstanding shares of Common Stock and be entitled to purchase shares representing an additional 19% of our outstanding Common Stock for $519,000.

                         POTENTIAL ANTI-TAKEOVER EFFECT
                              OF CERTAIN PROVISIONS

         Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Certain provisions of our Restated Articles of Incorporation may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive shareholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those shareholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not shareholders deem such transactions to be in their best interests.

         The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in our Restated Articles of Incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to our Restated Articles of Incorporation and bylaws.

         Concentration of Stock Ownership. Approximately 42% of our Common Stock is held by Ms. McPeak. In addition, the holders of our outstanding convertible debt will be entitled to acquire up to 64% of our outstanding Common Stock as a result of the Recapitaization. It will be difficult to gain control of the Company without the consent of Ms. McPeak and/or the holders of our convertible debt.

         Authorized Shares of Common Stock. As amended, our Restated Articles of Incorporation will authorize the issuance of up to 100,000,000 shares of Common Stock, of which only approximately 2,950,800 will be outstanding after the Recapitalization. The remaining shares of our Common Stock could be issued without the prior approval of the shareholders to friendly investors in the event of an attempted acquisition that has not been approved by the Board of Directors or could be reserved for issuance in connection with a shareholder rights plan or other anti-takeover plan. The existence of a large number of authorized and unissued shares of common stock may discourage any person from making an unsolicited attempt to gain control of the Company.

         Authorized Shares of Preferred Stock. As amended, our Restated Articles of Incorporation will authorize the issuance of up to 20,000,000 shares of serial preferred stock of which only 2,097,707 will be outstanding after the Recapitalization. The remaining shares of our serial prefered stock could be issued with out prior approval of our shareholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. The existence of a large number of authorized and unissued shares of preferred stock may discourage any person from making an unsolicited attempt to gain control of the Company.

                                DISSENTERS RIGHTS

         Under California law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to the Restated Articles of Incorporation in connection with the Recapitalization.

                         FINANCIAL AND OTHER INFORMATION

         For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary (916) 933-7000.

                                 By Order of the Board of Directors,
                                 NUTRACEA


                                 By:
                                    ---------------------------------
                                                   John Howell
                                                   President

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                      OF RESTATED ARTICLES OF INCORPORATION
                                       OF
                                    NUTRACEA

The  undersigned,   duly  elected  President  and  Secretary  of  NutraCea  (the
"Company"), hereby certify as follows:

     1. We are the President and the Secretary, respectively, of NutraCea, a California corporation.

     2. Article Three of the Restated Articles of Incorporation is hereby amended to read in full as follows:

          As of this date and as contemplated in ss.903(a)(2), Cal. Corp. Code, the Corporation hereby reversesplits all previously issued Common Stock on the basis of one-for-ten (1-for-10) shares.

          The Corporation is hereafter authorized to issue two (2) classes of shares of stock designated respectively "Common Stock" and "Preferred Stock". The total number of shares of Common Stock that this
          Corporation is authorized to issued is one hundred million (100,000,000) and the total number of shares of Preferred Stock that this Corporation is authorized to issued is twenty million (20,000,000).

          The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     3. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding common shares of the corporation is 29,507,888 and the total number of outstanding Series A Preferred Stock of the corporation is 2.094,707. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the total outstanding shares voting as a single class and more than fifty percent (50%) of the common stock voting separately.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: October 30, 2003


                                                 ------------------------------
                                                  John Howell, President



                                                 ------------------------------
                                                  Edward Newton, Secretary